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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 29, 2008
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                                SPIRE CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

        Massachusetts                 0-12742                 04-2457335
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(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)          Identification No.)

One Patriots Park, Bedford, Massachusetts                      01730-2396
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (781) 275-6000
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              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

MANUFACTURING AGREEMENT WITH PRINCIPIA LIGHTWORKS, INC.
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     On August 29, 2008, Spire  Semiconductor,  LLC ("Spire  Semiconductor"),  a
wholly-owned subsidiary of Spire Corporation (the "Company" or "Spire"), delivered to Principia Lightworks, Inc. ("Principia") a Notice of Breach and Pending Termination (the "Notice") of a certain Manufacturing Agreement, dated August 29, 2006, by and between Spire Semiconductor and Principia (the "Manufacturing Agreement").

     Under the terms of the Manufacturing Agreement, for a period commencing in the first quarter of 2007 and continuing until May 31, 2012, Spire Semiconductor was to be the exclusive supplier to Principia of III/V and II/VI semiconductor wafers to be used by Principia to fabricate electron beam-pumped, vertical cavity, surface emitting lasers (eVCSEL). Under the terms of the Manufacturing Agreement, Principia made an up-front payment for nonrecurring engineering and facility access costs and, in addition was required to make monthly facility availability payments throughout the term of the agreement.

     As a result of Principia's failure to make recent monthly facility availability payments totaling $300,000, Spire Semiconductor delivered the Notice, notifying Principia that if Principia fails to make such past due payments, as well as the payment due for the month of September, by September 29, 2008, then Spire Semiconductor is electing to terminate the Manufacturing Agreement, effective September 30, 2008. In accordance with the terms of the Manufacturing Agreement, upon termination of the Agreement, in addition to the past due payments, Principia would also owe Spire Semiconductor all unpaid future monthly facility availability payments, totaling $3.15 million.

     In the event Principia fails to adequately cure the default, Spire Semiconductor intends to take title to up to 67,500 shares of Principia common stock in its possession pledged to Spire Semiconductor to secure Principia's first eighteen facility payments (of which Principia has not paid $300,000) as required under the Manufacturing Agreement. The remaining facility payments are unsecured. At the time the Manufacturing Agreement was executed, these shares were intended to have an aggregate market value of $1,350,000; however, because Principia is a private company, the current actual value of such shares is unknown at this time.

     At the time of the agreement, Spire Semiconductor scaled-up its existing metal organic chemical vapor deposition (MOCVD) capacity and related processing facilities to satisfy Principia's requirements. At that time, the Company anticipated that the up-front payment plus the monthly payments would be sufficient to meet its capital requirements under the agreement. In exchange, Spire Semiconductor granted Principia first priority with respect to the expanded manufacturing capacity.

     Termination of the Manufacturing Agreement will disencumber manufacturing capacity allowing Spire Semiconductor to freely enter high volume supply contracts with other customers for alternative markets such as solar concentrator cells. Spire Semiconductor continues to discuss alternative business arrangements to further develop Principia's laser technology.


DEVELOPMENT, MANUFACTURING AND SALES CONSORTIUM AGREEMENT WITH NISSHINBO
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INDUSTRIES, INC.
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     On September 1, 2008,  Nisshinbo  Industries,  Inc ("Nisshinbo") served the
Company  a  letter   stating  its  intention  to  terminate   the   Development,
Manufacturing, and Sales Consortium Agreement (the "Agreement") entered into between the Company and Nisshinbo on May 16, 2005. Pursuant to Article

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12.1 of the  Agreement,  Nisshinbo  is  providing  its 180 day  prior  notice to terminate the Agreement effective as of February 28, 2009.

     The Company entered into the 10-year Agreement on May 16, 2005 with Nisshinbo, headquartered in Tokyo, Japan, for the development, manufacturing, and sales of solar photovoltaic module manufacturing equipment. Under the terms of the Agreement, Nisshinbo purchased a permanent license to manufacture and sell Spire module manufacturing equipment for an undisclosed amount and additional royalties over the ten-year term. Spire and Nisshinbo also agreed to pursue joint research and development, and product improvement activities. Worldwide marketing and sales were to be a joint effort with Pacific Rim emphasis by Nisshinbo and Western Hemisphere emphasis by Spire. Currently Nisshinbo manufactures laminators for the Company and the Company receives royalties based upon Nisshinbo sales to third parties.

     Under the terms of the Agreement, early termination by Nisshinbo for convenience entitles Spire to a termination penalty payment of approximately $5.8 million. Upon all payments being satisfied, Spire shall grant Nisshinbo a perpetual, royalty-free, non-exclusive license to Spire's existing solar photovoltaic module manufacturing equipment methods of engineering, designing, manufacturing and other related methods that were in effect when the Company entered into the Agreement. The Company and Nisshinbo are in discussions on concluding the Agreement, including alternative manufacturing arrangements and technology license agreements concerning technology developed under the Agreement.







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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SPIRE CORPORATION



Date: September 05, 2008               By: /s/ Christian Dufresne
                                           -------------------------------
                                           Christian Dufresne
                                           Chief Financial Officer and Treasurer
















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